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                                                                    Exhibit 99.1
                                                                    ------------

[GRAPHIC OMITTED]A.C.MOORE                  General Office o Distribution Center
--------------------------------------------------------------------------------
                                         130 A.C. Moore Drive o Berlin, NJ 08009
                                     PHONE: (856) 768-4930 o FAX: (856) 753-4723


FOR:                                         FROM:
A.C. Moore Arts & Crafts, Inc.               Gregory FCA Communications, Inc.
Leslie Gordon                                For More Information Contact:
Chief Financial Officer                      Joe Crivelli
(856) 768-4930                               (610) 642-8253


                              FOR IMMEDIATE RELEASE
                              ---------------------

            A.C. MOORE REPORTS FULL YEAR EARNINGS OF $0.50 PER SHARE

BERLIN, NEW JERSEY, FEBRUARY 23, 2006 - A.C. Moore Arts & Crafts, Inc. (Nasdaq:
ACMR) announced today that sales for the fourth quarter ended December 31, 2005 were $188.0 million, an increase of 6.1% over sales of $177.3 million for the fourth quarter ended December 31, 2004. Same store sales decreased 4.0% versus the previous year. Net income for the fourth quarter ended December 31, 2005 was $10.7 million or $0.53 per fully-diluted share compared to a net income of $14.4 million or $0.72 per fully-diluted share for the comparable prior period.

Sales for the year ended December 31, 2005 were a record $539.4 million, an increase of 8.4% over sales of $497.6 million during the year ended December 31, 2004. Same store sales declined by 2.6% for the year. Net income for the year 2005 was $10.0 million or $0.50 per fully-diluted share, compared to net income of $16.8 million or $0.84 per fully-diluted share in 2004.

Jack Parker, Chief Executive Officer, said, "We were disappointed with our 2005 results. Thus far in 2006, as we anticipated, sales in yarn continue to decline, but we are encouraged with the sales in many of our other categories. We re-iterate our forecast for 2006 net income to be in the range of $0.71 to $0.76 per fully-diluted share."

A. C. Moore will host a conference call today, Thursday, February 23, 2006 at 11:00 a.m. EST to discuss the results.

To participate, please call 973 409-9254 and give the operator pin number 7056603. If you are unable to access the live call, please dial 973-341-3080 and enter pin number 7056603 to access the taped digital replay. The replay will be available at approximately 1:00 p.m. on February 23rd and will remain available until Wednesday, March 8th at 11:59 p.m. A simultaneous webcast of the conference call may be accessed at http://www.acmoore.com. Go to "Investor Relations" and click on "Corporate Profile." To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until February 23, 2007.

The company plans to release its first quarter 2006 sales results on Thursday, April 6, 2006. The company also plans to release its first quarter 2006 earnings on Thursday, April 20, 2006, and will host a conference call at 11:00 AM EDT on that date to discuss the results.



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A. C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 110 stores on the eastern United States. For more information about the Company, visit our website at www.acmoore.com.

                                      # # #

This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the impact of the adoption of FAS 123R, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, and other risks detailed in the Company's Securities and Exchange Commission filings.

                                      A.C. MOORE ARTS & CRAFTS, INC.
                                     CONSOLIDATED STATEMENT OF INCOME
                              (dollars in thousands, except per share data)
                                               (unaudited)

                                                   Three months ended               Year ended
                                                       December 31,                 December 31,
                                               ---------------------------   ---------------------------
                                                   2005           2004           2005          2004
                                               ------------   ------------   ------------   ------------
Net sales                                      $    187,974   $    177,250   $    539,436   $    497,626
Cost of sales                                       115,628        104,471        326,581        299,872
                                               ------------   ------------   ------------   ------------
Gross Margin                                         72,346         72,779        212,855        197,754
Selling, general and administrative expenses         53,842         47,686        192,878        166,485
Store pre-opening expenses                            1,160          1,579          3,459          4,036
                                               ------------   ------------   ------------   ------------
Income from operations                               17,344         23,514         16,518         27,233
     Net interest expense (income)                      126             66            450           (163)
                                               ------------   ------------   ------------   ------------
Income before income taxes                           17,218         23,448         16,068         27,396
     Provisions for income taxes                      6,478          9,028          6,026         10,548
                                               ------------   ------------   ------------   ------------
Net income                                     $     10,740   $     14,420   $     10,042   $     16,848
                                               ============   ============   ============   ============

Basic net income per share                     $       0.54   $       0.74   $       0.51   $       0.86
                                               ============   ============   ============   ============

Diluted net income per share                   $       0.53   $       0.72   $       0.50   $       0.84
                                               ============   ============   ============   ============

Weighted average shares outstanding              19,816,074     19,604,070     19,757,988     19,481,623
                                               ============   ============   ============   ============

Weighted average shares outstanding
     plus impact of stock options                20,104,802     20,167,269     20,149,184     20,011,503
                                               ============   ============   ============   ============




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                  A.C. MOORE ARTS & CRAFTS, INC.
                    CONSOLIDATED BALANCE SHEETS
                      (dollars in thousands)
                            (unaudited)

                                                 December 31,
                                              -------------------
                                                2005       2004
                                              --------   --------


                   ASSETS

Current assets:
  Cash and cash equivalents                   $ 57,748   $ 48,428
  Marketable securities                          5,224     17,558
  Inventories                                  152,646    142,832
  Prepaid expenses and other current assets      7,634     10,328
                                              --------   --------
                                               223,252    219,146

Property and equipment, net                     88,098     83,219
Other assets                                     1,407      1,747
                                              --------   --------
                                              $312,757   $304,112
                                              ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt           $  2,571   $  2,571
  Trade accounts payable                        46,445     50,256
  Other current liabilities                     15,651     15,905
                                              --------   --------
                                                64,667     68,732
                                              --------   --------
Long-term liabilities:
  Long-term debt                                24,215     26,786
  Deferred tax liability                         8,039      8,584
  Accrued lease liability                       17,327     13,795
                                              --------   --------
                                                49,581     49,165
                                              --------   --------
                                               114,248    117,897
                                              --------   --------

Shareholders' Equity                           198,509    186,215
                                              --------   --------
                                              $312,757   $304,112
                                              ========   ========